EXHIBIT 99.1

TTM Technologies, Inc. Reports 2009 Second Quarter Results

SANTA ANA, Calif., July 29, 2009 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), North America's largest printed circuit board (PCB) manufacturer, today reported results for the second quarter of 2009, ended June 29, 2009.

Second Quarter 2009 Financial and Operational Highlights

 * Second quarter net income on a GAAP basis increased to $5.9 million, or $0.14 per diluted share, from $1.4 million, or $0.03 per diluted share, in the first quarter.
 * Gross margin increased to 18.7 percent in the second quarter from
   16.3 percent in the first quarter.
 * Cash and short-term investments increased by $25.2 million during the second quarter to $189.4 million.

Second Quarter 2009 Financial Results -- GAAP

Second quarter net sales of $144.5 million decreased $4.5 million, or 3.0 percent, from first quarter net sales of $149.0 million.

Operating income for the second quarter was $12.2 million compared to operating income of $5.0 million for the first quarter. Excluding asset impairment and restructuring charges, operating income for the first quarter was $7.8 million.

Net income for the second quarter was $5.9 million, or $0.14 per diluted share, compared to first quarter net income of $1.4 million, or $0.03 per diluted share.

"In this challenging economic environment, TTM delivered improved earnings in a quarter when revenue declined slightly and we generated $25.2 million in cash," said Kent Alder, President and CEO of TTM. "The rate of decline in revenues decreased in the second quarter, which is a positive and encouraging sign. But, more importantly, the structural and operational improvements that we have made as well as our ongoing focus on cost control improved our margins over the prior quarter and strengthened the company for the future," Alder said.

Second Quarter 2009 Financial Results -- Non-GAAP

Non-GAAP results exclude stock-based compensation expense, amortization of intangibles, restructuring and asset impairment charges, non-cash interest expense and the income tax effects related to these expenses.

Second quarter non-GAAP net income was $8.3 million, or $0.19 per diluted share. This compares to first quarter non-GAAP net income of $5.5 million, or $0.13 per diluted share.

Excluding asset impairment charges, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the second quarter was $18.3 million, or 12.6 percent of net sales, compared with first quarter adjusted EBITDA of $11.1 million, or 7.5 percent of net sales.

A reconciliation of the Company's non-GAAP financial measures is provided after the GAAP financial statements accompanying this press release.

Second Quarter Segment Information

TTM Technologies reports two operating segments: PCB Manufacturing and Backplane Assembly.

For the PCB Manufacturing segment, second quarter net sales (before inter-company sales) were $122.6 million, compared with $132.3 million in the first quarter. Second quarter operating segment income (before amortization of intangibles) was $10.7 million, compared with operating segment income (before amortization of intangibles) of $4.4 million in the first quarter.

For the Backplane Assembly segment, second quarter net sales (before inter-company sales) were $29.1 million, compared with $24.9 million in the first quarter. Second quarter operating segment income (before amortization of intangibles) was $2.3 million, compared with first quarter operating segment income (before amortization of intangibles) of $1.5 million.

Balance Sheet

Cash and cash equivalents and short-term investments at the end of the second quarter totaled $189.4 million, an increase of $25.2 million from $164.2 million at the end of the first quarter.

Third Quarter Fiscal Year 2009 Forecast

For the third quarter of 2009, TTM estimates revenue in a range of $134 million to $142 million and GAAP earnings in a range from $0.09 to $0.15 per diluted share.

TTM estimates non-GAAP earnings in a range from $0.14 to $0.20 per diluted share.

To Access the Live Webcast/Conference Call

The company will host a conference call to discuss the second quarter results and the third quarter 2009 outlook on July 29, 2009, at 4:30 p.m. Eastern Daylight Time (1:30 p.m. Pacific Daylight Time).

To listen to the live webcast, log on to the TTM Technologies website at http://www.ttmtech.com. To access the live conference call, dial 1-877-941-8412 or 1-480-629-9804.

To Access a Replay of the Webcast

A digital replay will be available on TTM Technologies' website at http://www.ttmtech.com and will remain accessible for one week following the live event.

A telephone replay also will be available beginning two hours after the conclusion of the conference call until July 31, 2009. You may access the telephone replay by dialing 1-800-406-7325 or 1-303-590-3030 and entering confirmation code 4117262#.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures -- which exclude amortization of intangibles, stock-based compensation expense, non-cash interest expense on our convertible debt, asset impairment charges and restructuring charges as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations. In addition, the Company's internal reporting, including information provided to the Company's Audit Committee and Board of Directors, contains non-GAAP measures.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, the impact of the current economic crisis, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results, increased competition from low-cost foreign manufacturers and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is North America's largest printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

The TTM Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5691

                       TTM TECHNOLOGIES, INC.
               Selected Unaudited Financial Information
                 (In thousands, except per share data)

                      ------------------  --------  ------------------
                            Second          First    First Two Fiscal
                            Quarter        Quarter       Quarters
                      ------------------  --------  ------------------
                        2009    2008(1,2)  2009(2)    2009    2008(1,2)
                      --------  --------  --------  --------  --------

 CONSOLIDATED
  STATEMENTS OF
  OPERATIONS

  Net sales           $144,480  $172,975  $148,997  $293,477  $347,046
  Cost of goods sold   117,421   136,384   124,728   242,149   272,718
                      --------  --------  --------  --------  --------

  Gross profit          27,059    36,591    24,269    51,328    74,328
                      --------  --------  --------  --------  --------

  Operating expenses:
   Selling and
    marketing            6,313     7,750     7,178    13,491    15,464
   General and
    administrative       7,661     8,837     8,396    16,057    17,177
   Amortization of
    definite-lived
    intangibles            860       950       860     1,720     1,897
   Restructuring
    charges                 48        --     2,460     2,508        --
   Impairment of
    long-lived assets       --        --       343       343        --
   Metal reclamation        --        --        --        --    (3,700)
                      --------  --------  --------  --------  --------
    Total operating
     expenses           14,882    17,537    19,237    34,119    30,838
                      --------  --------  --------  --------  --------

  Operating income      12,177    19,054     5,032    17,209    43,490

  Interest expense      (2,762)   (3,825)   (2,715)   (5,477)   (5,660)
  Interest income           61       302        99       160       445
  Other, net               147    (1,145)     (108)       39    (1,004)
                      --------  --------  --------  --------  --------

  Income before income
   taxes                 9,623    14,386     2,308    11,931    37,271
  Income tax provision  (3,675)   (5,274)     (881)   (4,556)  (13,787)
                      --------  --------  --------  --------  --------

  Net income          $  5,948  $  9,112  $  1,427  $  7,375  $ 23,484
                      ========  ========  ========  ========  ========

  Earnings per common
   share:
   Basic              $   0.14  $   0.21  $   0.03  $   0.17  $   0.55
   Diluted            $   0.14  $   0.21  $   0.03  $   0.17  $   0.55

  Weighted average
   common shares:
   Basic                43,117    42,676    42,880    43,000    42,553
   Diluted              43,431    43,080    43,219    43,326    42,908

 SELECTED BALANCE
  SHEET DATA

                      ------------------
                      June 29,  Dec. 31,
                        2009     2008(1)
                      --------  --------
  Cash and cash
   equivalents        $187,939  $148,465
  Short-term
   investments           1,419     3,657
  Accounts receivable,
   net                 102,320   115,232
  Inventories           62,536    71,011
  Total current assets 378,041   353,130
  Property, plant and
   equipment, net       99,895   114,931
  Other non-current
   assets               68,074    72,179
  Total assets         546,010   540,240

  Accounts payable      41,851    48,750
  Total current
   liabilities          66,182    72,768
  Convertible senior
   notes, net          137,347   134,914
  Total long-term
   liabilities         139,875   137,436
  Stockholders' equity 339,953   330,036
  Total liabilities
   and stockholders'
   equity              546,010   540,240
                      ------------------

 SUPPLEMENTAL DATA

                      ------------------  --------  ------------------
                            Second          First    First Two Fiscal
                            Quarter        Quarter       Quarters
                      ------------------  --------  ------------------
                        2009    2008(1,2)   2009      2009     2008(1)
                      --------  --------  --------  --------  --------

  EBITDA              $ 18,250  $ 24,458  $ 10,785  $ 29,035  $ 55,435
  EBITA               $ 13,285  $ 19,189  $  5,911  $ 19,196  $ 44,886

  Gross margin            18.7%     21.2%     16.3%     17.5%     21.4%
  EBITDA margin           12.6      14.1       7.2       9.9      16.0
  Operating margin         8.4      11.0       3.4       5.9      12.5

  End Market
   Breakdown:
                      ------------------  --------
                            Second          First
                            Quarter        Quarter
                      ------------------  --------
                        2009      2008      2009
                      --------  --------  --------

   Networking/
    Communications          36%       40%       33%
   Aerospace/Defense        45        36        45
   Computing/Storage/
    Peripherals             10        11        12
   Medical/Industrial/
    Instrumentation/
    Other                    9        13        10

  Stock-based
   Compensation:
                      ------------------  --------
                            Second          First
                            Quarter        Quarter
                      ------------------  --------
                        2009      2008      2009
                      --------  --------  --------

   Amount included in:
    Cost of goods
     sold             $    431  $    390  $    419
    Selling and
     marketing             135       118       145
    General and
     administrative        999       970     1,043
                      --------  --------  --------
    Total stock-based
     compensation
     expense          $  1,565  $  1,478  $  1,607
                      ========  ========  ========

  Operating Segment
   Data:

                      ------------------  --------
                            Second          First
                            Quarter        Quarter
                      ------------------  --------
   Net sales:           2009     2008(1)    2009
                      --------  --------  --------
    PCB Manufacturing $122,617  $149,596  $132,277
    Backplane Assembly  29,117    31,160    24,908
                      --------  --------  --------
     Total sales       151,734   180,756   157,185
    Inter-company
     sales              (7,254)   (7,781)   (8,188)
                      --------  --------  --------
     Total net sales  $144,480  $172,975  $148,997
                      --------  --------  --------

    Operating segment
     income:
    PCB Manufacturing $ 10,716  $ 17,779  $  4,400
    Backplane Assembly   2,321     2,225     1,492
                      --------  --------  --------
     Total op segment
      income            13,037    20,004     5,892
    Amortization of
     intangibles          (860)     (950)     (860)
                      --------  --------  --------
     Total op income    12,177    19,054     5,032
    Total other
     expense            (2,554)   (4,668)   (2,724)
                      --------  --------  --------
    Income before
     income taxes     $  9,623  $ 14,386  $  2,308
                      ========  ========  ========

 RECONCILIATIONS(3)

                      ------------------  --------  ------------------
                            Second          First    First Two Fiscal
                            Quarter        Quarter       Quarters
                      ------------------  --------  ------------------
                        2009     2008(1)    2009      2009     2008(1)
                      --------  --------  --------  --------  --------

  EBITA/EBITDA
   reconciliation:
   Net income         $  5,948  $  9,112  $  1,427  $  7,375  $ 23,484
   Add back items:
    Income tax
     provision           3,675     5,274       881     4,556    13,787
    Interest expense     2,762     3,825     2,715     5,477     5,660
    Amortization of
     intangibles           900       978       888     1,788     1,955
                      --------  --------  --------  --------  --------
   EBITA                13,285    19,189     5,911    19,196    44,886

   Depreciation
    expense              4,965     5,269     4,874     9,839    10,549
                      --------  --------  --------  --------  --------
   EBITDA             $ 18,250  $ 24,458  $ 10,785  $ 29,035  $ 55,435
                      ========  ========  ========  ========  ========

   Add back:
    Impairment of
    long-lived assets       --        --       343       343        --
                      --------  --------  --------  --------  --------
   Adjusted EBITDA    $ 18,250  $ 24,458  $ 11,128  $ 29,378  $ 55,435
                      ========  ========  ========  ========  ========

  Non-GAAP EPS
   reconciliation(4):
   GAAP net income    $  5,948  $  9,112  $  1,427  $  7,375  $ 23,484
   Add back items:
    Amortization of
     definite-lived
     intangibles           900       978       888     1,788     1,955
    Stock-based
     compensation        1,565     1,478     1,607     3,172     2,469
    Non-cash
     convertible
     debt interest
     expense             1,353       640     1,325     2,678       640
    Impairment of
     long-lived assets      --        --       343       343        --
    Restructuring
     charges                48        --     2,460     2,508        --
    Income tax effects  (1,476)   (1,135)   (2,528)   (4,005)   (1,873)
                      --------  --------  --------  --------  --------
   Non-GAAP net
    income            $  8,338  $ 11,073  $  5,522  $ 13,859  $ 26,675

   Non-GAAP diluted
    earnings per
    common share      $   0.19  $   0.26  $   0.13  $   0.32  $   0.62

 (1) Effective January 1, 2009, we adopted FASB Staff Position APB
 14-1, "Accounting for Convertible Debt Instruments That May be Settled
 in Cash Upon Conversion (Including Partial Cash Settlement)", which changed the method of accounting for our convertible notes. In addition, as required, we revised our previously reported financial statements to retrospectively apply this change in accounting in prior periods.

 (2) Certain reclassifications of prior year amounts have been made to conform to the current year presentation. Beginning in the second quarter of 2009, the Company reports gains and losses from the sale or disposal of property, plant and equipment as component of general and administrative expenses in the consolidated condensed statements of operations. Prior to the second quarter 2009, the gains and losses from the sale or disposal of property, plant and equipment were included as a component of cost of goods sold.

 (3) This information provides a reconciliation of EBITA/EBITDA/
 Adjusted EBITDA and non-GAAP EPS to the financial information in our consolidated statements of operations.

 (4) This information provides non-GAAP adjusted net income and non-GAAP adjusted EPS, which are non-GAAP financial measures.
 Management believes that both measures -- which exclude amortization of intangibles, stock-based compensation expense, non-cash interest expense on our convertible debt (before consideration of capitalized interest), asset impairment charges and restructuring charges as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

 "EBITDA" means earnings before interest expense, income taxes, depreciation and amortization. "EBITA" means earnings before interest expense, income taxes and amortization. We present EBITDA / EBITA /
 Adjusted EBITDA to enhance the understanding of our operating results.
 EBITDA / EBITA / Adjusted EBITDA is a key measure we use to evaluate our operations. In addition, we provide our EBITDA / EBITA / Adjusted
 EBITDA because we believe that investors and securities analysts will find EBITDA / EBITA / Adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements.
 However, EBITDA / EBITA / Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

CONTACT:  TTM Technologies, Inc.
          Steve Richards, Chief Financial Officer
          (714) 241-0303
          investor@ttmtech.com